UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

Rouse Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35278	90-0750824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 11, 2013, pursuant to a purchase and sale agreement, dated as of October 13, 2013, between Rouse Properties, Inc. (the “Company”) and certain affiliates of The Macerich Company, the Company acquired two enclosed regional malls (Chesterfield Towne Center in Richmond, Virginia and The Centre at Salisbury in Salisbury, Maryland) containing an aggregate of approximately 1.9 million square feet of retail space for an aggregate purchase price of approximately $292.5 million. In connection with the acquisition, the Company assumed approximately $224.7 million of outstanding debt on the acquired properties and funded the remaining $67.8 million of the purchase price from a combination of a borrowing under its secured revolving credit facility and cash on hand.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

The Company will provide the pro forma financial information required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2013	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
Name: Susan Elman
Title: Executive Vice President and General Counsel